UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2016 (March 7, 2016)

TERRAFORM POWER, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36542	46-4780940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland, 20814
(Address of Principal Executive Offices)	(Zip Code)

(240) 762-7700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02	Termination of a Material Definitive Agreement.

TerraForm Power, LLC (“Terra LLC”), a controlled subsidiary of TerraForm Power, Inc., previously entered into an Amended and Restated Purchase Agreement (the “Amended Purchase Agreement”), dated as of December 9, 2015, with SunEdison, Inc. (“SunEdison”), pursuant to which Terra LLC was to acquire the equity interests from SunEdison in certain subsidiaries of Vivint Solar, Inc. (“Vivint Solar”) holding renewable assets constituting Vivint Solar’s rooftop solar portfolio, upon the closing of the Agreement and Plan of Merger (the “Amended Merger Agreement”), dated as of July 20, 2015, as amended on December 9, 2015, by and between SunEdison, SEV Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of SunEdison, and Vivint Solar.

Terra LLC also previously entered into an Amended and Restated Interim Agreement (the “Amended Interim Agreement”), dated as of December 9, 2015, with SunEdison, that, among other things, provided that with respect to the assets of Vivint Solar to be acquired by Terra LLC under the Amended Purchase Agreement, SunEdison and/or its affiliates would provide certain repair services and ongoing operations and maintenance services at fixed prices pursuant to a long term master operation and maintenance and administrative service agreement to be entered into as of the closing of the Amended Merger Agreement. The Amended Interim Agreement also provided that Terra LLC would purchase the SunEdison cash equity interest in certain residential solar systems from SunEdison for a five year period, including up to 400 MW in 2016 and up to 450 MW per year thereafter. Terra LLC’s purchase obligation related to the new $300 million senior secured term loan facility (the “Term Facility”) that a subsidiary of SunEdison intended to enter into in connection with its financing of the Amended Merger Agreement and would be extinguished once the Term Facility was refinanced or otherwise repaid, which was expected to occur well within the term of the purchase obligation, to be consummated upon the closing of the Amended Merger Agreement.  Any assets Terra LLC or its relevant subsidiary acquired were to be purchased at fair market value, subject to downward price adjustment to achieve certain minimum returns. SunEdison and Terra LLC also agreed to indemnify each other in certain circumstances in connection with the Amended Merger Agreement.

A letter agreement (the “Letter Agreement”), dated as of December 9, 2015, was also previously entered into by Terra LLC with SunEdison, to provide the parties thereto with additional rights and obligations in connection with the Amended Purchase Agreement and the Amended Interim Agreement.

As a result of Vivint Solar’s notice of termination of the Amended Merger Agreement, dated as of March 7, 2016, each of the Amended Purchase Agreement and the Amended Interim Agreement, and all other agreements related thereto, including without limitation, the Letter Agreement, and Terra LLC’s obligations pursuant thereto, have terminated on March 7, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 9, 2016

TERRAFORM POWER, INC.

By:	/s/ Sebastian Deschler
Name: Sebastian Deschler
Title: Senior Vice President, General Counsel & Secretary

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